April 2022

Pricing Supplement No. 4,812

Registration Statement Nos. 333-250103; 333-250103-01

Dated April 29, 2022

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Dual Directional Trigger Jump Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for Jump Securities, index supplement and prospectus, as supplemented and modified by this document. If the final share price of each of the underlying shares is greater than or equal to its respective initial share price, you will receive for each security that you hold at maturity a minimum of $545 per security in addition to the stated principal amount. If the worst performing underlying shares appreciates by more than 54.50% over the term of the securities, you will receive for each security that you hold at maturity the stated principal amount plus an amount based on the percentage increase of such worst performing underlying shares. If the final share price of any of the underlying shares is less than its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold value, investors will receive the stated principal amount of their investment plus an unleveraged positive return based on the absolute value of the performance of the worst performing underlying shares, which will be effectively limited to a 30% return. However, if the final share price of any of the underlying shares is less than its respective downside threshold value, the payment at maturity will be significantly less than the stated principal amount of the securities by an amount proportionate to the percentage decrease in the final share price of the worst performing of the underlying shares from its initial share price. Under these circumstances, the payment at maturity will be less than $700 per security and could be zero. Accordingly, you could lose your entire initial investment in the securities. Because the payment at maturity on the securities is based on the worst performing underlying shares, a decline in any final share price below 70% of its respective initial share price will result in a significant loss on your investment, even if the other underlying shares have appreciated or have not declined as much. These long-dated securities are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlying shares and forgo current income in exchange for the upside payment feature and absolute return features that in each case apply to a limited range of performance of the worst performing underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes Program.

The securities differ from the Jump Securities described in the accompanying product supplement for Jump Securities in that the securities offer the potential for a positive return at maturity if the worst performing underlying shares depreciates by no more than 30%. The securities are not the Buffered Jump Securities described in the accompanying product supplement for Jump Securities. Unlike the Buffered Jump Securities, the securities do not provide any protection if the worst performing underlying shares depreciates by more than 30%.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	April 29, 2022
Original issue date:	May 4, 2022 (3 business days after the pricing date)
Maturity date:	May 4, 2027
Aggregate principal amount:	$1,610,000
Interest:	None
Underlying shares:	The SPDR® S&P 500® ETF Trust (the “SPY Shares”), the iShares® Russell 2000® ETF (the “IWM Shares”) and the SPDR® Dow Jones® Industrial AverageSM ETF Trust (the “DIA Shares”)
Payment at maturity:

If the final share price of each of the underlying shares is greater than or equal to its respective initial share price:

$1,000 + the greater of (i) $1,000 × the share percent change of the worst performing underlying shares and (ii) the upside payment

If the final share price of any of the underlying shares is less than its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold value:

$1,000 + ($1,000 × absolute share return of the worst performing underlying shares)

If the final share price of any of the underlying shares is less than its respective downside threshold value, meaning the share price of any of the underlying shares has declined by more than 30% from its respective initial share price to its respective final share price:

$1,000 × performance factor of the worst performing underlying shares

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000 and will represent a loss of more than 30%, and possibly all, of your investment.

Upside payment:	$545 per security (54.50% of the stated principal amount)
Share percent change:	With respect to each of the underlying shares, (final share price – initial share price) / initial share price
Share performance factor:	With respect to each of the underlying shares, final share price / initial share price
Absolute share return:	The absolute value of the share percent change. For example, a -5% share percent change will result in a +5% absolute share return.
Worst performing underlying shares:	The underlying shares that has declined the most, meaning that it has the lowest performance factor
Initial share price:

With respect to the SPY Shares, $412.00, which is the closing price of such underlying shares on the pricing date

With respect to the IWM Shares, $184.95, which is the closing price of such underlying shares on the pricing date

With respect to the DIA Shares, $329.69, which is the closing price of such underlying shares on the pricing date

Downside threshold value:

With respect to the SPY Shares, $288.40, which is 70% of the initial share price for such underlying shares

With respect to the IWM Shares, $129.465, which is 70% of the initial share price for such underlying shares

With respect to the DIA Shares, $230.783, which is 70% of the initial share price for such underlying shares

Final share price:	With respect to each of the underlying shares, the closing share price of such underlying shares on the valuation date
Closing share price:

With respect to each of the underlying shares, on any trading day, the closing price of one share of such underlying shares on such day times the adjustment factor for such underlying shares on such day

Valuation date:	April 29, 2027, subject to postponement for non-trading days and certain market disruption events
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares.
CUSIP / ISIN:	61773QU64 / US61773QU648
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$960.90 per security. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$1	$999
Total	$1,610,000	$1,610	$1,608,390

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $999 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for Jump Securities.

(3)See “Use of proceeds and hedging” on page 26.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Jump Securities dated November 16, 2020 Index Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

Investment Summary

Principal at Risk Securities

The Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027 (the “securities”) can be used:

￭As an alternative to direct exposure to the underlying shares that provides a minimum positive return of 54.50% if the final share price of each of the underlying shares is greater than or equal to its respective initial share price and offers uncapped 1-to-1 participation in the appreciation of the worst performing underlying shares if the appreciation of such underlying shares is greater than 54.50%;

￭To potentially outperform the worst performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust in a moderately bullish or moderately bearish scenario; and

￭To obtain an unleveraged positive return for a limited range of negative performance of the worst performing underlying shares.

If the final share price of any of the underlying shares is less than its respective downside threshold value, the securities are exposed on a 1-to-1 basis to the percentage decline of the final share price of the worst performing underlying shares from its respective initial share price. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	5 years
Upside payment:	$545 per security (54.50% of the stated principal amount)
Downside threshold value:	For each of the underlying shares, 70% of the respective initial share price
Interest:	None

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $960.90.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the upside payment and the downside threshold values, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-

April 2022 Page 2

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

April 2022 Page 3

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

Key Investment Rationale

The securities do not pay interest but provide a minimum positive return of 54.50% if the final share price of each of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust is greater than or equal to its respective initial share price and offer an uncapped 1-to-1 participation in the appreciation of the worst performing underlying shares if the appreciation of such underlying shares is greater than 54.50%. If the final share price of any of the underlying shares is less than its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold value, you will receive a payment at maturity equal to the stated principal amount for each security that you hold at maturity plus an unleveraged positive return based on the absolute value of the performance of the worst performing underlying shares, which will be effectively limited to a 30% return. However, if, as of the valuation date, the share price of any of the underlying shares is less than its respective downside threshold value, the payment due at maturity will be less than $700 per security and could be zero.

Absolute Return Feature

The securities enable investors to obtain an unleveraged positive return if the final share price of any of the underlying shares is less than its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold value.

Upside Scenario

If the final share price of each of the underlying shares is greater than or equal to its respective initial share price, the payment at maturity for each security will be equal to $1,000 plus the greater of (i) $1,000 times the index percent change of the worst performing underlying shares and (ii) the upside payment of $545.

Absolute Return Scenario

The final share price of any of the underlying shares is less than its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold value. In this case, you receive a 1% positive return on the securities for each 1% negative return on the worst performing underlying shares. For example, if the final share price of the worst performing underlying shares is 10% less than its respective initial share price, the securities will provide a total positive return of 10% at maturity. The maximum return you may receive in this scenario is a positive 30% return at maturity.

Downside Scenario

If the final share price of any of the underlying shares is less than its respective downside threshold value, you will lose 1% for every 1% decline in the value of the worst performing underlying shares from its initial share price, without any buffer (e.g., a 50% depreciation in the worst performing underlying shares from the respective initial share price to the respective final share price will result in a payment at maturity of $500 per security).

Because the payment at maturity of the securities is based on the worst performing of the underlying shares, a decline in any of the underlying shares below its respective downside threshold value will result in a loss of a significant portion or all of your investment, even if the other underlying shares have appreciated or have not declined as much.

April 2022 Page 4

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The payment at maturity on the securities is subject to our credit risk. The below examples are based on the following terms. The actual initial share prices and downside threshold values are set forth on the cover of this document.

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Share price:	With respect to the SPY Shares: $450 With respect to the IWM Shares: $200 With respect to the DIA Shares: $350
Hypothetical Downside Threshold Value:

With respect to the SPY Shares: $315, which is 70% of its hypothetical initial share price

With respect to the IWM Shares: $140, which is 70% of its hypothetical initial share price

With respect to the DIA Shares: $245, which is 70% of its hypothetical initial share price

Upside Payment:	$545 (54.50% of the stated principal amount)
Interest:	None

EXAMPLE 1: Each of the underlying shares appreciates substantially, and investors therefore receive the stated principal amount plus a return reflecting the share percent change of the worst performing underlying shares.

Final share price		SPY Shares: $765
IWM Shares: $330
DIA Shares: $560
Share percent change		SPY Shares: ($765 - $450) / $450 = 70% IWM Shares: ($330 - $200) / $200= 65% DIA Shares: ($560 - $350) / $350= 60%
Share performance factor		SPY Shares: $765 / $450 = 170% IWM Shares: $330 / $200 = 165% DIA Shares: $560 / $350 = 160%
Payment at maturity	=	$1,000 + ($1,000 × the share percent change of the worst performing underlying shares)
	=	$1,000 + $600
	=	$1,600

In example 1, the final share price for the SPY Shares has increased from its initial share price by 70%, the final share price for the IWM Shares has increased from its initial share price by 65% and the final share price for the DIA Shares has increased from its initial share price by 60%. Because the final share price of each of the underlying shares is at or above its respective initial share price, and the share percent change of the worst performing underlying shares is greater than the minimum positive return of 54.50%, investors receive at maturity the stated principal amount plus 1-to-1 participation in the performance of the worst performing underlying shares. Investors receive $1,600 per security at maturity.

EXAMPLE 2: The final share price of each of the underlying shares is at or above its respective initial share price but the worst performing underlying shares has not appreciated by more than 54.50%, and investors therefore receive the stated principal amount plus the upside payment.

Final share price	SPY Shares: $517.50
IWM Shares: $220
DIA Shares: $367.50
Share percent change	SPY Shares: ($517.50 - $450) / $450 = 15% IWM Shares: ($220 - $200) / $200 = 10% DIA Shares: ($367.50 - $350) / $350 = 5%
Share performance factor	SPY Shares: $517.50 / $450 = 115% IWM Shares: $220 / $200 = 110% DIA Shares: $367.50 / $350 = 105%

April 2022 Page 5

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $545
	=	$1,545

In example 2, the final share price for the SPY Shares has increased from its initial share price by 15%, the final share price for the IWM Shares has increased from its initial share price by 10% and the final share price for the DIA Shares has increased from its initial share price by 5%. Because the final share price of each of the underlying shares is at or above its respective initial share price, investors receive at maturity the stated principal amount plus the upside payment of $545. Investors receive $1,545 per security at maturity.

EXAMPLE 3: The final share price of one of the underlying shares is greater than its respective downside threshold value, while the final share prices of the other underlying shares are less than their respective initial share prices but greater than their respective downside threshold values.

Final share price		SPY Shares: $630
IWM Shares: $170 DIA Shares: $315
Share percent change		SPY Shares: ($630 – $450) / $450 = 40% IWM Shares: ($170 – $200) / $200 = -15% DIA Shares: ($315 – $350) / $350 = -10%
Share performance factor		SPY Shares: $630 / $450 = 140% IWM Shares: $170 / $200 = 85% DIA Shares: $315 / $350 = 90%
Payment at maturity	=	$1,000 + ($1,000 × absolute share return of the worst performing underlying shares)
	=	$1,000 + ($1,000 × 15%)
	=	$1,150

In example 3, the final share price of the SPY Shares is greater than its respective initial share price, while the final share prices of the IWM Shares and the DIA Shares are less than their respective initial share prices but greater than their respective downside threshold values. While the SPY Shares has appreciated by 40%, the IWM Shares has declined by 15% and the DIA Shares has declined by 10%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting the absolute value of the performance of the worst performing underlying shares, which is the IWM Shares in this example. Investors receive $1,150 per security at maturity. In this example, investors receive a positive return even though one of the underlying shares declined in value by 15% and one of the other underlying shares declined in value by 10%, due to the absolute return feature of the securities and because no underlying shares declined beyond its respective downside threshold value.

EXAMPLE 4: The final share price of one of the underlying shares is less than its respective downside threshold value. Investors are therefore exposed to the full decline in the worst performing underlying shares from its initial share price.

Final share price		SPY Shares: $540
IWM Shares: $100
DIA Shares: $315
Share percent change		SPY Shares: ($540 - $450) / $450 = 20% IWM Shares: ($100 - $200) / $200 = -50% DIA Shares: ($315 - $350) / $350= -10%
Share performance factor		SPY Shares: $540 / $450 = 120% IWM Shares: $100 / $200 = 50% DIA Shares: $315 / $350= 90%
Payment at maturity	=	$1,000 × performance factor of the worst performing underlying shares
	=	$1,000 x 50%

April 2022 Page 6

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

=	$500

In example 4, the final share price for the SPY Shares has increased from its initial share price by 20%, the final share price for the IWM Shares has decreased from its initial share price by 50% and the final share price for the DIA Shares has decreased from its initial share price by 10%. Because one of the underlying shares has declined below its respective downside threshold value, investors lose the benefit of the upside payment and instead are exposed to the full negative performance of the IWM Shares, which is the worst performing underlying shares in this example. Under these circumstances, investors lose 1% of the stated principal amount for every 1% decline in the value of the worst performing underlying shares from its initial share price. In this example, investors receive a payment at maturity equal to $500 per security, resulting in a loss of 50%.

EXAMPLE 5: The final share price of each of the underlying shares is less than its respective initial share price but is greater than its respective downside threshold value.

Final share price		SPY Shares: $382.50
IWM Shares: $168 DIA Shares: $280
Share percent change		SPY Shares: ($382.50 - $450) / $450 = -15% IWM Shares: ($168 - $200) / $200 = -16% DIA Shares: ($280 - $350) / $350 = -20%
Share performance factor		SPY Shares: $382.50 / $450 = 85% IWM Shares: $168 / $200 = 84% DIA Shares: $280 / $350 = 80%
Payment at maturity	=	$1,000 + ($1,000 × absolute share return of the worst performing underlying shares)
	=	$1,000 + ($1,000 × 20%)
	=	$1,200

In example 5, the final share price of each of the underlying shares is less than its respective initial share price but is greater than its respective downside threshold value. The SPY Shares have declined by 15%, the IWM Shares have declined by 16% and the DIA Shares have declined by 20%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting the absolute value of the performance of the worst performing underlying shares, which is the DIA Shares in this example. Investors receive $1,200 per security at maturity.

EXAMPLE 6: The final share price of each of the underlying shares is less than its respective downside threshold value. Investors are therefore exposed to the full decline in the worst performing underlying shares from its initial share price.

Final share price		SPY Shares: $90
IWM Shares: $80 DIA Shares: $122.50
Share percent change		SPY Shares: ($90 – $450) / $450 = -80% IWM Shares: ($80 – $200) / $200 = -60% DIA Shares: ($122.50 – $350) / $350 = -65%
Share performance factor		SPY Shares: $90 / $450 = 20% IWM Shares: $80 / $200 = 40% DIA Shares: $122.50 / $350 = 35%
Payment at maturity	=	$1,000 × performance factor of the worst performing underlying shares
	=	$1,000 x 20%
	=	$200

April 2022 Page 7

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

In example 4, the final share price for the SPY Shares has decreased from its initial share price by 80%, the final share price for the IWM Shares has decreased from its initial share price by 60% and the final share price for the DIA Shares has decreased from its initial share price by 65%. Because one or more of the underlying shares have declined below their respective downside threshold values, investors lose the benefit of the upside payment and instead are exposed to the full negative performance of the SPY Shares, which is the worst performing underlying shares in this example. Under these circumstances, investors lose 1% of the stated principal amount for every 1% decline in the value of the worst performing underlying shares from its initial share price. In this example, investors receive a payment at maturity equal to $200 per security, resulting in a loss of 80%.

If the final share price of any of the underlying shares is less than its respective downside threshold value, you will receive an amount in cash that is significantly less than the $1,000 stated principal amount of each security by an amount proportionate to the full decline in the closing share price of the worst performing underlying shares from its initial share price over the term of the securities, and you will lose a significant portion or all of your investment.

April 2022 Page 8

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the payment of any principal at maturity. At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based upon the final share price of each of the underlying shares. If the final share price of any of the underlying shares is less than 70% of its respective initial share price, the absolute return feature will no longer be available and the payment you will receive at maturity will be an amount in cash that is significantly less than the $1,000 stated principal amount of each security by an amount proportionate to the full decline in the final share price of the worst performing underlying shares from its initial share price over the term of the securities. Under these circumstances, you will lose a significant portion or all of your investment. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire investment.

￭The amount payable on the securities is not linked to the share prices of the underlying shares at any time other than the valuation date. The final share prices will be the closing share prices on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the share price of the worst performing underlying shares appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the share price of the worst performing underlying shares prior to such drop.  Although the actual share price of the worst performing underlying shares on the stated maturity date or at other times during the term of the securities may be higher than its respective final share price, the payment at maturity will be based solely on the final share price of the worst performing underlying shares on the valuation date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

othe values of the underlying shares at any time (including in relation to their initial share prices and downside threshold values),

othe volatility (frequency and magnitude of changes in value) of each of the underlying shares and of the stocks composing the S&P 500® Index, the Dow Jones Industrial AverageSM and the Russell 2000® Index,

odividend rates on the securities underlying the S&P 500® Index, the Dow Jones Industrial AverageSM and the Russell 2000® Index,

April 2022 Page 9

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

ointerest and yield rates in the market,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying shares or securities markets generally and which may affect the share prices of the underlying shares, othe time remaining until the maturity of the securities,

othe composition of the underlying shares and changes in the constituent stocks of the S&P 500® Index, the Dow Jones Industrial AverageSM and the Russell 2000® Index,

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. In particular, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the value of any of the underlying shares is near, at or below its respective downside threshold value.

You cannot predict the future performance of any of the underlying shares based on their historical performance. If the final share price of any of the underlying shares is less than 70% of its respective initial share price, you will be exposed on a 1-to-1 basis to the full decline in the final share price of the worst performing underlying shares from its respective initial share price. There can be no assurance that the final share price of each of the underlying shares will be greater than or equal to its respective downside threshold value so that you will receive at maturity an amount that is greater than the $1,000 stated principal amount for each security you hold, or that you will not lose a significant portion or all of your investment.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because

April 2022 Page 10

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭Investing in the securities is not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in any of the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the downside threshold values, the final share prices, the share percent changes or the share performance factors, as applicable, and the payment that you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the closing value or closing price, as applicable, in the event of a market disruption event or discontinuance of the S&P 500® Index, the Dow Jones Industrial AverageSM or the Russell 2000® Index.  These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation,” “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares or the share underlying indices), including trading in the underlying shares, the stocks that constitute the share underlying indices as well as in other instruments related to the underlying shares or the share underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying shares and the stocks that constitute the share underlying indices and other financial instruments related to the share underlying indices on a regular basis as part of their general broker-

April 2022 Page 11

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of any of the underlying shares, and, therefore, could increase the price at or above which such underlying shares must close on the valuation date so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the closing price of any of the underlying shares, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying shares).

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to an Investment in the Securities

￭You are exposed to the price risk of each of the underlying shares. Your return on the securities is not linked to a basket consisting of each of the underlying shares. Rather, it will be based upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by any of the underlying shares over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. If the final share price of any of the underlying shares declines to below 70% of its respective initial share price, you will be fully exposed to the negative performance of the worst performing underlying shares at maturity, even if the other underlying shares have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each of the underlying shares.

April 2022 Page 12

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

￭Because the securities are linked to the performance of the worst performing underlying shares, you are exposed to greater risk of sustaining a significant loss on your investment than if the securities were linked to just one of the underlying shares. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlying shares. With three underlying shares, it is more likely that the final share price of any of the underlying shares will decline to below its respective downside threshold value than if the securities were linked to only one of the underlying shares. Therefore, it is more likely that you will suffer a significant loss on your investment.

￭The securities are linked to the iShares® Russell 2000® ETF and are subject to risks associated with small-capitalization companies. As the iShares® Russell 2000® ETF is one of the underlying shares, and the Russell 2000® ETF tracks the performance of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies.  These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® ETF may be more volatile than indices that consist of stocks issued by large-capitalization companies.  Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded.  In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel.  Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment advisor to each of the underlying shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of the underlying shares is responsible for calculating and maintaining the share underlying indices. It may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index.  In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices.  All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index.  Finally, because the shares of each of the underlying shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary

April 2022 Page 13

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying shares or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the relevant date of calculation, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of each of the underlying shares on the valuation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that can affect any of the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factor for any of the underlying shares for certain events affecting such underlying shares, such as stock splits and stock dividends. However, the calculation agent will not make an adjustment for every event or every distribution that could affect any of the underlying shares. If an event occurs that does not require the calculation agent to adjust the relevant adjustment factor, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the value of the securities.

April 2022 Page 14

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

SPDR® S&P 500® ETF Trust Overview

The SPDR® S&P 500® ETF Trust (formerly SPDR Trust, Series 1), or SPY, formed by PDR Services LLC, is a unit investment trust registered under the Investment Company Act of 1940 that holds a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, as the S&P 500® Index. SPY seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index. The SPDR® S&P 500® ETF Trust is managed by State Street Global Advisors Trust Company (“SSGA”), a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P 500® ETF Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by SSGA pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-46080 and 811-06125, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P 500® ETF Trust is accurate or complete.

Information as of market close on April 29, 2022:

Bloomberg Ticker Symbol:	SPY UP
Current Price:	$412.00
52 Weeks Ago:	$420.06
52 Week High (on 1/3/2022):	$477.71
52 Week Low (on 5/12/2021):	$405.41

The following graph sets forth the daily closing prices of the SPY Shares for the period from January 1, 2017 through April 29, 2022. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the SPY Shares for each quarter in the same period. The closing price of the SPY Shares on April 29, 2022 was $412.00. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPY Shares have at times experienced periods of high volatility, and you should not take the historical values of the SPY Shares as an indication of future performance.

SPY Shares Daily Closing Prices January 1, 2017 to April 29, 2022

April 2022 Page 15

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

SPDR® S&P 500® ETF Trust (CUSIP: 78462F103)	High ($)	Low ($)	Period End ($)
2017
First Quarter	239.78	225.24	235.74
Second Quarter	244.66	232.51	241.80
Third Quarter	251.23	240.55	251.23
Fourth Quarter	268.20	252.32	266.86
2018
First Quarter	286.58	257.63	263.15
Second Quarter	278.92	257.47	271.28
Third Quarter	293.58	270.90	290.72
Fourth Quarter	291.73	234.34	249.92
2019
First Quarter	284.73	244.21	282.48
Second Quarter	295.86	274.57	293.00
Third Quarter	302.01	283.82	296.77
Fourth Quarter	322.94	288.06	321.86
2020
First Quarter	338.34	222.95	257.75
Second Quarter	323.20	246.15	308.36
Third Quarter	357.70	310.52	334.89
Fourth Quarter	373.88	326.54	373.88
2021
First Quarter	397.26	368.79	396.33
Second Quarter	428.06	400.61	428.06
Third Quarter	453.19	424.97	429.14
Fourth Quarter	477.48	428.64	474.96
2022
First Quarter	477.71	416.25	451.64
Second Quarter (through April 29, 2022)	456.80	412.00	412.00

This document relates only to the securities referenced hereby and does not relate to the SPY Shares.  We have derived all disclosures contained in this document regarding SSGA from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to SSGA.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding SSGA is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SPY Shares (and therefore the price of the SPY Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning SSGA could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SPY Shares.

We and/or our affiliates may presently or from time to time engage in business with SSGA.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to SSGA, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the SPY Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a purchaser of the securities, you should undertake an independent investigation of SSGA as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SPY Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®” and “SPDR®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of S&P Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P, S&P Global Inc. or SSGA. S&P, S&P Global Inc. and SSGA make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing

April 2022 Page 16

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

in the securities. S&P, S&P Global Inc. and SSGA have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The S&P 500® Index. The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

April 2022 Page 17

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

iShares® Russell 2000® ETF Overview

The iShares® Russell 2000® ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index. The iShares® Russell 2000® ETF is managed by iShares Trust, a registered investment company that consists of numerous separate investment portfolios, including the iShares® Russell 2000® ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Russell 2000® ETF is accurate or complete.

Information as of market close on April 29, 2022:

Bloomberg Ticker Symbol:	IWM UP
Current Price:	$184.95
52 Weeks Ago:	$227.99
52 Week High (on 11/8/2021):	$242.56
52 Week Low (on 4/29/2022):	$184.95

The following graph sets forth the daily closing prices of the IWM Shares for the period from January 1, 2017 through April 29, 2022. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the IWM Shares for each quarter in the same period. The closing price of the IWM Shares on April 29, 2022 was $184.95. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The IWM Shares have at times experienced periods of high volatility, and you should not take the historical values of the IWM Shares as an indication of future performance.

IWM Shares Daily Closing Prices January 1, 2017 to April 29, 2022

April 2022 Page 18

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

iShares® Russell 2000® ETF (CUSIP: 464287655)	High ($)	Low ($)	Period End ($)
2017
First Quarter	140.36	133.75	137.48
Second Quarter	142.10	133.72	140.92
Third Quarter	148.18	134.83	148.18
Fourth Quarter	154.30	145.63	152.46
2018
First Quarter	159.96	145.44	151.83
Second Quarter	169.97	148.13	163.77
Third Quarter	173.02	164.20	168.55
Fourth Quarter	166.33	125.88	133.90
2019
First Quarter	158.24	132.25	153.09
Second Quarter	160.71	145.86	155.50
Third Quarter	157.90	144.85	151.34
Fourth Quarter	166.68	146.46	165.67
2020
First Quarter	169.53	99.90	114.46
Second Quarter	153.09	104.62	143.18
Third Quarter	158.46	139.07	149.79
Fourth Quarter	199.14	152.18	196.06
2021
First Quarter	234.42	193.50	220.94
Second Quarter	232.89	211.85	229.37
Third Quarter	231.39	211.73	218.75
Fourth Quarter	242.56	212.12	222.45
2022
First Quarter	225.32	191.52	205.27
Second Quarter (through April 29, 2022)	207.91	184.95	184.95

This document relates only to the securities referenced hereby and does not relate to the IWM Shares.  We have derived all disclosures contained in this document regarding iShares Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the IWM Shares (and therefore the price of the IWM Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the IWM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the IWM Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a purchaser of the securities, you should undertake an independent investigation of iShares Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the IWM Shares.

April 2022 Page 19

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

“iShares®” is a registered mark of BlackRock Fund Advisors or its affiliates (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Russell 2000® Index. The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

April 2022 Page 20

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

SPDR® Dow Jones® Industrial AverageSM ETF Trust Overview

The SPDR® Dow Jones® Industrial AverageSM ETF Trust is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones Industrial AverageSM. The SPDR® Dow Jones® Industrial AverageSM ETF Trust is managed by State Street Global Advisors Trust Company (“SSGA”), a registered investment company that consists of numerous separate investment portfolios, including the SPDR® Dow Jones® Industrial AverageSM ETF Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by SPDR® Dow Jones® Industrial AverageSM ETF Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-31247 and 811-09170, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® Dow Jones® Industrial AverageSM ETF Trust is accurate or complete.

Information as of market close on April 29, 2022:

Bloomberg Ticker Symbol:	DIA UP
Current Price:	$329.69
52 Weeks Ago:	$340.57
52 Week High (on 1/4/2022):	$367.87
52 Week Low (on 3/8/2022):	$326.53

The following graph sets forth the daily closing prices of the DIA Shares for the period from January 1, 2017 through April 29, 2022. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the DIA Shares for each quarter in the same period. The closing price of the DIA Shares on April 29, 2022 was $329.69. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The DIA Shares have at times experienced periods of high volatility, and you should not take the historical values of the DIA Shares as an indication of future performance.

DIA Shares Daily Closing Prices January 1, 2017 to April 29, 2022

April 2022 Page 21

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

SPDR® Dow Jones® Industrial AverageSM ETF Trust (CUSIP: 78467X109)	High ($)	Low ($)	Period End ($)
2017
First Quarter	211.02	197.28	206.34
Second Quarter	214.92	203.85	213.24
Third Quarter	223.90	213.14	223.82
Fourth Quarter	248.13	225.24	247.38
2018
First Quarter	265.91	235.13	241.40
Second Quarter	253.39	236.15	242.73
Third Quarter	267.12	241.66	264.40
Fourth Quarter	267.95	218.10	233.20
2019
First Quarter	260.89	226.72	259.13
Second Quarter	268.08	248.22	265.85
Third Quarter	273.60	255.08	269.18
Fourth Quarter	286.33	260.72	285.10
2020
First Quarter	295.72	186.13	219.23
Second Quarter	276.28	209.38	257.87
Third Quarter	291.21	257.24	277.50
Fourth Quarter	305.79	265.06	305.79
2021
First Quarter	331.66	299.81	330.18
Second Quarter	347.90	331.45	344.95
Third Quarter	356.57	338.29	338.29
Fourth Quarter	364.84	340.01	363.32
2022
First Quarter	367.87	326.53	346.83
Second Quarter (through April 29, 2022)	351.53	329.69	329.69

This document relates only to the securities referenced hereby and does not relate to the DIA Shares. We have derived all disclosures contained in this document regarding SSGA from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to SSGA. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding SSGA is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the DIA Shares (and therefore the price of the DIA Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning SSGA could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the DIA Shares.

We and/or our affiliates may presently or from time to time engage in business with SSGA. In the course of such business, we and/or our affiliates may acquire non-public information with respect to SSGA, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the DIA Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of SSGA as in your judgment is appropriate to make an informed decision with respect to an investment linked to the DIA Shares.

“S&P®”, “SPDR®” and “Dow Jones Industrial AverageSM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of S&P Global, Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P, S&P Global Inc. or SSGA. S&P, S&P Global Inc. and SSGA make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing

April 2022 Page 22

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

in the securities. S&P, S&P Global Inc. and SSGA have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Dow Jones Industrial AverageSM.  The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Index Services LLC, as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

April 2022 Page 23

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying indices:	With respect to the SPY Shares, the S&P 500® Index With respect to the IWM Shares, the Russell 2000® Index With respect to the DIA Shares, the Dow Jones Industrial AverageSM
Share underlying index publishers:	With respect to each of the SPY Shares and the DIA Shares, S&P Dow Jones Indices LLC, or any successor thereof. With respect to the IWM Shares, FTSE Russell or any successor thereof.
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount, if any, due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

April 2022 Page 24

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the fact that the securities are linked to more than one exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for Jump Securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for Jump Securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

April 2022 Page 25

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for Jump Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described on page 2 above comprise the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares or any component stocks of the share underlying indices and in futures and options contracts on the underlying shares and any component stocks of the underlying shares listed on major securities markets. Such purchase activity could potentially increase the initial share price of any of the underlying shares, and, therefore, could increase the share price at or above which such underlying shares must close on the valuation date so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlying shares). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the underlying shares, futures or options contracts on the underlying shares or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of any of the underlying shares, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any (depending also on the performance of the other underlying shares). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $999 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or

April 2022 Page 26

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust due May 4, 2027

Principal at Risk Securities

similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump Securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Jump Securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for Jump Securities and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Jump Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for Jump Securities, in the index supplement or in the prospectus.

April 2022 Page 27